Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev, Inc.
Poway, California

We hereby consent to the incorporation by reference of our report dated February 3, 2006, relating to the consolidated financial statements of SpaceDev, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, to the Form S-8 for the 2004 Equity Incentive Plan (333-123633) of SpaceDev, Inc.

San Diego, California    /s/ PKF
December 22, 2006      Certified Public Accountants
                A Professional Corporation